Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QUERYOBJECT SYSTEMS CORPORATION

Under Section 242 of the General Corporation Law

It is hereby certified that:

1.	The name of the corporation is QUERYOBJECT SYSTEMS CORPORATION (the “Corporation”).

2.	The amendment of the certificate of incorporation effected by this certificate of amendment is to change the authorized capital of the Corporation.

3.
To accomplish the foregoing amendment, Article FOURTH of the Corporation’s certificate of incorporation, relating to the number of shares the Corporation is authorized to issue, is hereby amended to state the following:

“FOURTH:  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock this Corporation is authorized to issue is 100,000,000, par value $0.003 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 4,000,000 shares of Preferred Stock, par value $0.001 per share with the Board of Directors being hereby authorized to fix or alter the rights, preferences, privileges and restriction granted to or imposed upon any series of such Preferred Stock, and the number of shares constituting any such series  and  the designation thereof, or of any of them.  The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

4.	The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on July 6, 2001.

By:	/s/ Daniel Pess
	Name:	Daniel Pess
	Title:	Executive Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

QUERYOBJECT SYSTEMS CORPORATION

It is hereby certified that:

1.	The name of the corporation is QUERYOBJECT SYSTEMS CORPORATION (the “Corporation”).

2.
The amendment of the certificate of incorporation effected by this certificate of amendment is to reflect a reverse stock split of the Corporation’s common stock.  The amendment does not change the terms and provisions of the Certificate of Designations Preferences and Other Rights and Qualifications of the Corporation’s Series A, B and C Convertible Preferred Stock.

3.
To accomplish the foregoing amendment, Article FOURTH of the Corporation’s certificate of incorporation, relating to the reverse stock split of the Corporation’s Common Stock, is hereby amended to state the following:

“FOURTH: This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock this Corporation is authorized to issue is 60,000,000, par value $0.003 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 4,000,000 shares of Preferred Stock, par value $0.001 per share, with the Board of Directors being hereby authorized to fix or alter the rights, preferences, privileges and restriction granted to or imposed upon any series of such Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.  The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Simultaneously with the effective date of the filing of this amendment to the Corporation’s Certificate of Incorporation (the “Effective Date”), each share of common stock, par value $.001 per share, of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the “Old Common Stock”) shall automatically be reclassified and continued (the “Reverse Stock Split”), without any action on the part of the holder thereof, as one-third of one share of Common Stock.  The Corporation shall not issue fractional shares on account of the Reverse Split.  Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the “Cash-in-Lieu Amount”) equal to the product of (i) the fractional share which a holder would otherwise be entitled to, multiplied by (ii) three times such price as the Corporation’s Board of Directors determines, in its discretion, to be the fair market value per share of the Old Common Stock on the business day prior to the Effective Date.  No Interest shall be payable on the Cash-in-Lieu Amount.”

4.	The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Deleware.

Signed and attested to on January 27, 2000.

By:	/s/ Daniel Pess
	Name:	Daniel Pess
	Title:	Executive Vice President and Chief Operating Officer

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CROSSZ SOFTWARE CORPORATION

_________________

CrossZ Software Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.           The name of the corporation is CrossZ Software Corporation (hereinafter called the “Corporation”).  The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 28, 1997.

2.           The Certificate of Incorporation of the Corporation is hereby amended as follows:

(a)           By striking Article FIRST thereof and substituting in lieu thereof the following:

“FIRST:  The name of the Corporation is: QueryObject Systems Corporation (the “Corporation”).”

(b)           By striking Article FOURTH thereof and substituting in lieu thereof the following:

“FOURTH:  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock this Corporation is authorized to issue is 30,000,000, par value $0.001 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 2,000,000 shares of Preferred Stock, par value $.001 per share, with the Board of Directors being hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of such Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.  The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3.           The provisions of the Certificate of Incorporation of the Corporation as heretobefore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of QueryObject Systems Corporation without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

4.           The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.  Prompt written notice of the adoption of the amendments and the restatement of the Certificate of Incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

5.           The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

“RESTATED CERTIFICATE OF INCORPORATION

OF

QUERYOBJECT SYSTEMS CORPORATION”
__________________

FIRST:  The name of the Corporation is: QueryObject Systems Corporation (the “Corporation”).

SECOND:  The registered office of the corporation and registered agent in the State of Delaware is to be located at      1013 Centre Road, Wilmington, DE 19805, County of New Castle.  The name of its registered agent is The Prentice-Hall Corporation System, Inc.

THIRD:  The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).

FOURTH:  This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock this Corporation is authorized to issue is 30,000,000, par value $0.001 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 2,000,000 shares of Preferred Stock, par value $.001 per share, with the Board of Directors being hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of such Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.  The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:  The name and mailing address of the Incorporator is:

Marc A. Greendorfer
c/o Olshan Grundman Frome & Rosenzweig LLP
505 Park Avenue
New York, New York 10022

SIXTH:   A.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors’ duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.  Any repeal or modification of this Paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.           (1)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as  provided in paragraph (2) of this Paragraph B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Paragraph B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity) in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph B or otherwise.

(2)           If a claim under paragraph (1) of this Paragraph B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3)           The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph B shall not be exclusive of any other right which any person may have or  hereafter acquire under any statute, provision of the certificate of incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(4)           The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

(5)           The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation for the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Paragraph B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

SEVENTH:  In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of plans or the issuance of rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be  exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

EIGHTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, subject to the limitations set forth in this Certificate of Incorporation and in the manner now or hereafter provided herein by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article EIGHTH.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of May, 1998.

/s/ Alan W. Kaufman
Alan W. Kaufman
President and Chief Executive Officer

ATTEST:

/s/ Daniel M. Pess
Daniel M. Pess
Secretary